EXHIBIT 5.1

OPINION OF MANATT, PHELPS & PHILLIPS, LLP

July 30, 2007

Nara Bancorp, Inc.

3731 Wilshire Blvd.

Suite 100

Los Angeles, California 90010

Re:	Nara Bancorp, Inc.—Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Nara Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,300,000 shares of the Company’s Common Stock (the “Shares”) authorized for issuance under the Company’s 2007 Equity Incentive Plan, as amended (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering our opinion, we have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein. For the purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

1.	The Second Restated Certificate of Incorporation of the Company, as amended.

2.	The Bylaws of the Company, as amended.

3.	The Registration Statement.

4.	Records of proceedings of the Board of Directors and stockholders of the Company pertaining to the Plan.

5.	The Plan.

With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry other than our reliance on the certificates of officers, that (i) the consideration for the Shares issued pursuant to the exercise or satisfaction of awards will be received prior to the issuance thereof, (ii) the Shares issued pursuant to the exercise of awards, if any, will be issued in accordance with the terms of the Plan and the provisions of the agreements duly authorized under the Plan, and (iii) the grant of awards (and any Shares upon the exercise thereof) will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act), upon which assumptions the opinions contained herein are expressly conditioned, we are of the opinion that:

If, as and when the Shares are issued pursuant to the terms of the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

This opinion is limited to the General Corporation Law of the State of Delaware, including statutory provisions and the provision of the Delaware constitution, to present judicial interpretations thereof and to facts as they presently exist. We are not admitted to practice in the State of Delaware but we are generally familiar with the provisions of the Delaware General Corporation Law. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of Delaware be changed by legislative action, judicial decision or otherwise. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement which is being filed on behalf of the Company in connection with the registration of the aforementioned Shares under the Securities Act.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP